Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Champps Entertainment, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-106792, 333-90287, 333-32501, and 333-32503 on Forms S-8, and registration statement No. 333-102261 on Form S-3, of Champps Entertainment, Inc. of our report dated August 18, 2004, except as to note 2, which is as of February 11, 2005, with respect to the consolidated balance sheets of Champps Entertainment, Inc. and subsidiaries as of June 27, 2004 and June 29, 2003, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 27, 2004, which report appears in the June 27, 2004 annual report on Form 10-K/A of Champps Entertainment, Inc.

As discussed in note 2 of the consolidated statements, the consolidated financial statements for all periods presented have been restated.

/s/ KPMG LLP

Denver, Colorado
May 2, 2005